Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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GenTek Inc.

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April 4, 2005

Dear Fellow Stockholders:

       On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of GenTek Inc. (the “Annual Meeting”) to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey on Friday, May 6, 2005, at 3:00 p.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

       IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

JOHN G. JOHNSON, JR. Chairman of the Board of Directors

GENTEK INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2005

To the Stockholders of
GenTek Inc.:

       NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of GenTek Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey, on Friday, May 6, 2005, beginning at 3:00 p.m., local time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect three Class II directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified; and
(ii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

       Only stockholders of record at the close of business on March 22, 2005 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,
MEGAN POWER Assistant Secretary

Parsippany, New Jersey
April 4, 2005

GENTEK INC.
90 East Halsey Road
Parsippany, New Jersey 07054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2005

       This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of GenTek Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey, on May 6, 2005, at 3:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “GenTek” each refer to GenTek Inc. The mailing address of our principal executive office is 90 East Halsey Road, Parsippany, New Jersey 07054. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed on or about April 6, 2005, to holders of record as of March 22, 2005, of our Common Stock, no par value per share (the “Common Stock”).

       A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the fifteenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

       At the Annual Meeting, stockholders of the Company's Common Stock will vote upon:

(i)	a proposal to elect three Class II directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified; and
(ii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

       The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 22, 2005 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

       Stockholders of record at the close of business on March 22, 2005, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of this date, there were outstanding and entitled to vote 10,097,805 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at 90 East Halsey Road, Parsippany, New Jersey 07054, during ordinary business hours of the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Required Vote

       The holders of shares of our Common Stock representing a majority of the voting power of the outstanding shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, represented in person or by proxy at the Annual Meeting, shall constitute a quorum. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting, from time to time, until a quorum has been obtained.

       For the election of the nominees to our board of directors, the affirmative vote of a plurality of the votes of the Common Stock cast is sufficient to elect a director if a quorum is present.

       If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of each of the nominees to our board of directors; and
(ii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

       Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of a stock exchange or the NASD from voting on a matter. Abstentions (and broker non-votes) will not, however, have any effect on the outcome of the election of our board of directors. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

       If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

       If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

       If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to the Corporate Secretary, at 90 East Halsey Road, Parsippany, New Jersey 07054;

•	sign, date and mail a new proxy card to the Corporate Secretary; or

•	attend the Annual Meeting and vote your shares in person.

       If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

       A copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary.

Voting Results

       Wells Fargo Shareholder Services, our independent Inspector of Election, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2005, which we plan to file with the SEC in August 2005.

Recommendations of the Board of Directors

       The board of directors recommends a vote FOR the election of each of the nominees to our board of directors.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

       The first proposal is to elect three Class II directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified.

       Our charter authorizes the number of directors to be not less than one, nor more than eight. The number of directors on the board of directors is currently fixed at eight. Our board of directors is divided into three classes. The members of each class of directors serve staggered three-year terms. Each of our current directors was initially appointed to our board of directors pursuant to our plan of reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), effective November 10, 2003 (the “Effective Date”). Messrs. Campbell and Redmond were elected to new three-year terms at the 2004 annual meeting.

       Our current board of directors is classified as follows:

Class	Director	Term Expiration
Class II	John G. Johnson, Jr.	2005
Class I	Dugald K. Campbell	2007
Class II	Henry L. Druker	2005
Class III	Kathleen R. Flaherty	2006
Class III	Bruce D. Martin	2006
Class III	John F. McGovern	2006
Class I	William E. Redmond, Jr.	2007
Class II	Richard R. Russell	2005

       In general, the term for a Class I director expires in 2007, the term for a Class II director expires in 2005 and the term for a Class III director expires in 2006. On March 17, 2005, Mr. Martin informed the Company that he will be resigning from the board of directors effective on April 15, 2005. The Company filed a Form 8-K on March 22, 2005 reporting Mr. Martin's resignation, which is incorporated herein by reference. The board of directors is considering reducing the size of the board of directors from eight directors to seven directors.

       Upon recommendation of the Corporate Governance and Nominating Committee, the board of directors has unanimously nominated for election the following director nominees for election as directors:

Class	Director	Term Expiration
Class II	John G. Johnson, Jr.	2008
Class II	Henry L. Druker	2008
Class II	Richard R. Russell	2008

       Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the board of directors in place of such nominee. The affirmative vote of a plurality of the votes of the Common Stock cast is sufficient to elect a director if a quorum is present. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote. The board of directors recommends a vote FOR each of the nominees.

Information Concerning the Directors and the Director Nominees

       Set forth below is certain biographical information for the directors and each of the director nominees. All of the director nominees currently serve on our board of directors. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this proxy statement.

       If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

John G. Johnson, Jr. Chairman since November 2003 Age: 64	Mr. Johnson was President and Chief Executive Officer of Foamex International Inc. from 1999 through 2001 and currently serves as lead Director of Thermadyne Holdings Corporation. Mr. Johnson spent five years with Safety-Kleen Corporation where he served as President and Chief Executive Officer (1995 to 1997) and President and Chief Operating Officer (1993-1994). Prior to 1992, Mr. Johnson spent 34 years with ARCO where he was a Director and President of ARCO Chemicals America from 1987 to 1992.
Dugald K. Campbell Director since November 2003 Age: 58	Mr. Campbell currently serves as a Director of MTS Systems Corporation and JL French Automotive Castings, Inc. Mr. Campbell was President and Chief Executive Officer and a Director of Tower Automotive, Inc. (“Tower”) from 1993 to 2003. Prior to that time, Mr. Campbell served in senior leadership roles within the automotive groups of Allied Signal Corporation and Siemens AG.
Tower filed for bankruptcy protection on February 2, 2005, under Chapter 11 of the Bankruptcy Code in the Southern District of New York.

Henry L. Druker Director since November 2003 Age: 51	Mr. Druker is a partner of Questor Partners Fund II, LP, an investment fund that with its affiliates owns approximately 7% of our Common Stock. Mr. Druker was a Principal of Questor Management Company from 1995 through 2004, where he specialized in investing in turnaround and special situation companies. He was also previously a Partner of a Toronto based merchant bank, Gordon Capital, Managing Director and head of the leveraged buyout group at L.F. Rothschild, Inc. and an associate in corporate finance at Goldman Sachs & Co. Mr. Druker is a former Director of Aegis Communications, Thermadyne Holdings Corporation and Pathsource, Inc.
Kathleen R. Flaherty Director since November 2003 Age: 53	Ms. Flaherty has been the Chief Marketing Officer at AT&T since June 2004. She also currently serves as a Director of Marconi Corporation, plc. Ms. Flaherty was previously President and Chief Operating Officer of Winstar International from 1999 through 2001. From 1997 through 1998, Ms. Flaherty was the Senior Vice President, Global Product Architecture for MCI Communications, Inc.
Bruce D. Martin Director since November 2003 Age: 36	Mr. Martin has been employed by Angelo, Gordon & Co., L.P. (“Angelo Gordon”) from 1999 to the present where he is a Senior Research Analyst specializing in Distressed Debt, Leveraged Loans and Special Situations. Previously, he served as a Vice President and Senior Research Analyst with Putnam Investments. Mr. Martin is a Chartered Financial Analyst.
John F. McGovern Director since November 2003 Age: 58	Mr. McGovern is Founder and a Partner of Aurora Capital LLC since 1999. Prior to joining Aurora Capital, Mr. McGovern worked for Georgia-Pacific Corporation from 1981 to 1999 serving in many different positions, most recently as Executive Vice President, Finance and Chief Financial Officer from 1994 to 1999. Mr. McGovern currently serves on the Board of Directors for Maxim Crane Works, Payless ShoeSource, Inc., Chart Industries, Inc. and Mark IV Industries, Inc. Mr. McGovern was formerly a director of Golden Bear, Inc., ChanneLinx, Inc., Seabulk International, Inc. and Forest2Market. Mr. McGovern also served as temporary Chief Executive Officer of ChanneLinx, Inc., a company that filed for Chapter 11 protection approximately one year after Mr. McGovern left the Company. Mr. McGovern is currently the Chairman of the Audit Committee at Maxim Crane Works.
William E. Redmond, Jr. Director since November 2003 Age: 45	Mr. Redmond currently serves as the Chairman and Director of Maxim Crane Works, the Chairman and Director of National Energy & Gas Transmission and as the Vice Chairman and Director of USA Mobility, Inc. Mr. Redmond also currently serves on the Board of Directors for World Kitchen Incorporated and Malden Mills Inc. He served as Chairman, President and Chief Executive Officer for Garden Way Incorporated from December 1996 through February 2003.

Richard R. Russell Chief Executive Officer, President and Director since April 1999 Age: 62	Mr. Russell has served as the President and Chief Executive Officer and as a Director of the Company since April 1999. From 1996 through April 1999, he served as the President and Chief Executive Officer and a Director of The General Chemical Group Inc. Mr. Russell has also been the President and Chief Executive Officer of GenTek Holding LLC, a subsidiary of GenTek (previously known as General Chemical Corporation) since 1986.

Compensation of Directors

       The non-employee directors of GenTek are entitled to receive cash compensation and compensation pursuant to the plans described below.

       Cash Compensation. Non-employee directors of the Company receive compensation of $35,000 per year, with additional fees of $1,000 for attendance at each board or committee meeting. The board chairman receives an additional $35,000 per year. Committee chairpersons also receive additional compensation in the amount of $10,000, with the exception of the audit committee chair who receives $15,000.

       Equity-based Compensation. Non-employee directors of the Company receive an annual grant of restricted stock with a grant date value of $35,000.

Statement on Corporate Governance

       Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our board of directors has implemented numerous corporate governance enhancements to further strengthen the board of directors' capacity to oversee the Company and to serve the long-term interests of all stockholders. The Company's code of business conduct and ethics, committee charters and other documents setting forth the Company's corporate governance practices can be accessed in the “Investing” section of the Company's website at www.gentek-global.com or by writing to the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations.

       Communicating with the Board of Directors. Stockholders may send communications to the Company's board of directors by writing to the board of directors at: GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: General Counsel. Communications should be addressed to the board of directors or any individual director or group of directors, as applicable, by either name or title. All communications will be opened by the office of the General Counsel for the sole purpose of determining whether the contents of the communication represent a message to the Company's directors. Any communication not in the nature of advertising, promotions of a product or service or patently offensive material will be promptly forwarded to the intended recipient or recipients.

       Code of Business Conduct and Ethics. The board of directors has adopted a code of business conduct and ethics that satisfies the SEC's definition of a “code of ethics” and applies to all employees, directors and officers, including the Company's principal executive officer, principal financial officer and principal accounting officer. The purpose of the code of business conduct and ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The code of business conduct and ethics is available in the “Investing” section of the Company's website at www.gentek-global.com, or by writing the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations. The Company intends to disclose any amendment to the Code or any waiver of the Code for executive officers or directors in the “Investing” section of the Company's website.

Board and Committee Meetings

       Each of our current directors was initially appointed to our board of directors pursuant to the Plan under Chapter 11 of the Bankruptcy Code, effective as of the Effective Date. Messrs. Campbell and Redmond were elected to new three-year terms at the 2004 annual meeting. All of our directors, other than Mr. Russell, are “independent” under the rules of The NASDAQ National Market (“Nasdaq”).

       During the year ended December 31, 2004, our board of directors held twelve meetings. No director attended fewer than 75 percent of all meetings of our board of directors and the committees on which such director served held while such director was serving on our board of directors. The board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. During 2004, the Audit Committee met eight times, the Compensation Committee met four times, the Nominating Committee met three times and the Executive Committee did not meet. All eight members of our board of directors attended our 2004 annual meeting of stockholders.

       Audit Committee. The Audit Committee of the board of directors consists of Messrs. Johnson, McGovern and Redmond, with Mr. McGovern serving as Chairman. The Board has determined that all of the members of the Audit Committee are “independent,” as determined under currently effective Nasdaq rules. The board of directors has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board of directors has determined that Mr. McGovern qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. A copy of the Audit Committee's written charter can be found in the “Investing” section of the Company's website at www.gentek-global.com, or may be obtained by contacting the Company's Secretary. A copy of the Audit Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

       The primary duties and responsibilities of the audit committee, among others, are to assist the full board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Audit Committee's charter sets forth its mandate, membership requirements, obligations and duties in greater detail.

       Compensation Committee. The Compensation Committee consists of Messrs. Martin and Redmond and Ms. Flaherty, with Mr. Redmond serving as Chairman. As indicated above, Mr. Martin will be resigning from the board of directors effective April 15, 2005. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries. The Compensation Committee charter contains the Compensation Committee's purpose, membership requirements and duties and responsibilities and can be found in the “Investing” section of the Company's website at www.gentek-global.com. A copy of the Compensation Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054. The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the currently effective Nasdaq rules.

       Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Ms. Flaherty (Chairperson), and Messrs. Campbell and McGovern, each of whom the Board has determined is independent director. Each member of the corporate Governance and Nominating Committee is “independent” within the meaning of the currently effective Nasdaq rules. The functions of the Corporate Governance and Nominating Committee include the following:

•	identifying and recommending to the board of directors individuals qualified to serve as directors of the Company;

•	recommending to the board of directors individual directors to serve on committees of the board;

•	advising the board of directors with respect to matters of board composition and procedures;

•	developing and recommending to the board of directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the board of directors and the Company's management.

       The Corporate Governance and Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.gentek-global.com under the headings “Investing.” A copy of the Corporate Governance and Nominating Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

       The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the board of directors and the qualifications of the candidate. The Corporate Governance and Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the board of directors.

       The stockholder recommendation and information described above must be sent to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054, and must be received by the Corporate Secretary not less than 75 nor more than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

       Each proposed candidate will be examined and evaluated in accordance with the Corporate Governance and Nominating Committee's Minimum Qualifications for Director Candidates and its Policy for the Identification and Evaluation of Director Candidates. The Corporate Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board of directors' oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

       The Corporate Governance and Nominating Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board of directors—for example, retirement as a CEO or CFO of a public company or exiting government or military service—especially business and civic leaders in the communities in which the Company's facilities are located. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

       Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board of directors, the Corporate Governance and

Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process described above does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board of directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

       Executive Committee. The Executive Committee consists of Messrs. Campbell, Johnson and Russell. The Executive Committee possesses, and may exercise during the interval between meetings of the board of directors, the powers specifically designated from time to time by the board of directors.

REPORT OF THE AUDIT COMMITTEE

       In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

       The Audit Committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2004 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statements on Auditing Standards No. 61 (“Communications with Audit Committees”) and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). On the basis of the above, the Audit Committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

       Management has the responsibility for the financial statements and the reporting process, including the internal control systems. The Audit Committee monitors the Company's financial reporting processes, the independent auditors and the performance of the internal audit function.

THE AUDIT COMMITTEE

John McGovern, Chairman, John G. Johnson, Jr. William E. Redmond. Jr.

       Certain Business Relationships. Mr. Campbell is a shareholder (greater than 5%) of Tower Automotive, Inc., a Company that has a joint venture with Defiance Testing and Engineering Services, Inc., a wholly-owned subsidiary of the Company. The board of directors took into consideration that Mr. Campbell's shareholdings in Tower and determined that such shareholdings would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

       In connection with the secured financing that was completed on February 28, 2005, certain investment funds (the “Angelo Gordon Funds”) controlled by Angelo Gordon, by whom Mr. Martin is employed, and John M. Angelo and Michael L. Gordon, each of whom is a beneficial owner of more than 5% of our Common Stock as set forth below under “Security Ownership Of Management And Certain Beneficial Owners,” have provided approximately $21 million of the Company's outstanding first lien and second lien term loans (the “Loans”). Each of Messrs. Martin, Angelo and Gordon have an indirect equity interest (each, an “Indirect Interest”) in an affiliate of Angelo Gordon that has invested in each of the Angelo Gordon Funds. Pursuant to the terms of the First Lien Credit and Guaranty Agreement and the Second Lien Credit and Guaranty Agreement, the Company will make payments of interest and principal to the Angelo Gordon Funds on the same terms and conditions applicable to the other holders of the Loans. The First Lien Credit and Guaranty Agreement and the Second Lien Credit and Guaranty Agreement were filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 that was filed with the SEC on March 16, 2005.

EXECUTIVE OFFICERS

       The following table shows the names and ages of our executive officers and/or key employees and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Richard R. Russell	62	President, Chief Executive Officer and Director
Mark J. Connor	38	Vice President—Corporate Development and Investor Relations
John Cowen	54	Vice President and General Manager—Noma Industrial
George G. Gilbert	56	Vice President and General Manager—Valve Train Group
Matthew R. Friel	38	Executive Vice President Finance and Corporate Development
Michael J. Murphy	54	Vice President and General Manager—Noma Harness Group
Robert D. Novo	47	Vice President of Human Resources and Environmental Health and Safety
Kevin J. O'Connor	54	Vice President and Controller
Scott Sillars	50	Vice President and Treasurer
Thomas B. Testa	43	Vice President and General Manager—Performance Products Group
Matthew M. Walsh	38	Vice President and Chief Financial Officer

       For information regarding Mr. Russell, see the “Information Concerning the Directors and Director Nominees” section of this proxy statement.

       Mark J. Connor, 38, Vice President—Corporate Development and Investor Relations since November 2003. From October 2000 to November 2003, Mr. Connor served as Assistant Treasurer. From 1998 through October 2000, Mr. Connor served as Assistant Treasurer of The Warnaco Group, Inc.

       John Cowen, 54, Vice President and General Manager—Noma Industrial since October 2004. From 2001 to 2004, Mr. Cowen was self-employed as a management consultant. From 1993 to 2001, Mr. Cowen was vice president and general manager of Noma Industrial and from 1986 to 1993 he held several executive management positions with Noma including roles in finance and sales & marketing.

       George G. Gilbert, 56, Vice President and General Manager—Valve Train Group since 2001. From 1997 to 2001, Mr. Gilbert held the position of Vice President Technical Services/Strategic Development, for Simpson Industries.

       Matthew R. Friel, 38, Executive Vice President Finance and Corporate Development since August 2004. Mr. Friel was formerly the Vice President and Chief Financial Officer since September 2001. Mr. Friel also served as Treasurer from September 2001 to October 2003. From September 1997 to

September 2002, Mr. Friel served as Managing Director of Latona Associates Inc. (“Latona Associates”). Latona Associates provided GenTek with certain administrative functions and corporate support services from 1995 until 2004.

       Michael J. Murphy, 54, Vice President and General Manager—Noma Harness Group since August 2004. From 2001 to 2004 Mr. Murphy served as the Vice President Sales & Marketing for Noma. Prior to working for Noma, Mr. Murphy served as the Vice President of Sales (1998-2001) for Dialight Corporation.

       Robert D. Novo, 47, Vice President of Human Resources and Environmental Health and Safety since August 2004. Mr. Novo served as the Vice President of Human Resources from July 2003 to August 2004. Prior to July 2003, Mr. Novo held various senior level human resource positions with Honeywell International since 1995.

       Kevin J. O'Connor, 54, Vice President and Controller since April 1999. Mr. O'Connor has also served as Controller of GenTek Holding LLC (formerly General Chemical Corporation) since 1986.

       Scott Sillars, 50, Vice President and Treasurer since October 2003. Mr. Sillars served as Acting Treasurer from 2002 to October 2003. From 1998 through 2002, Mr. Sillars served as an independent consultant in general management and corporate finance.

       Thomas B. Testa, 43, Vice President and General Manager—Performance Products Group since August 2004. From April 2002 to August 2004, Mr. Testa served as Vice President—Operations for the Performance Products Group. He previously served as General Manager of the Electronic Chemicals business group from October 1997 to April 2002.

       Matthew M. Walsh, 38, Vice President and Chief Financial Officer since August 2004. Mr. Walsh was formerly the Vice President and Operations Controller since December 2000. Mr. Walsh served as Vice President and Treasurer from January 2000 through December 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table summarizes the compensation paid to the President and Chief Executive Officer and each of GenTek's four other most highly compensated executive officers or key employees (the “Named Executives”) and two other key employees who were no longer employed by the Company as of December 31, 2004, for services in all capacities to GenTek and its subsidiaries during or with respect to 2004, 2003 and 2002.

		Annual Compensation			Long Term Compensation
	Year	Salary ($)	Bonus ($)(1)(2)(3)	Other Annual Compensation ($)(4)	Restricted Stock Awards ($)(5)	Securities Underlying Options (#)(6)	All Other Compensation ($)(7)

Richard R. Russell President, Chief Executive Officer and Director	2004 2003 2002	516,000 465,000 465,000	736,000 864,000 192,045	0 0 0	1,458,500 0 0	3,358 0 0	446,000 86,000 58,000

Matthew M. Walsh Vice President and Chief Financial Officer	2004 2003 2002	242,000 200,000 177,000	222,000 250,000 105,000	0 0 0	281,700 0 0	5,405 0 0	12,000 10,000 11,000

Robert D. Novo(8) Vice President of Human Resources and Environmental Health and Safety	2004 2003	237,000 102,000	247,000 110,000	0 0	274,200 0	4,040 0	9,000 3,000

Thomas B. Testa Vice President and General Manager— Performance Products Group	2004 2003 2002	225,000 206,000 195,000	141,000 168,000 106,000	0 0 193,000	30,000 0 0	5,852 0 0	13,000 8,000 0

Matthew R. Friel Executive Vice President—Finance and Corporate Development	2004 2003 2002	310,000 310,000 227,500	386,000 645,000 229,880	0 0 0	762,000 0 0	7,645 0 0	12,000 0 0

Ronald A. Lowy(9) Chief Operating Officer, Krone Group	2004 2003 2002	114,000 305,000 305,000	991,000 633,000 221,650	0 0 0	0 0 0	0 0 0	393,000 43,000 47,000

Rodney Smith(9) Chief Financial Officer, Krone Group	2004 2003 2002	79,000 202,000 181,000	549,000 368,000 45,000	0 0 11,000	0 0 0	0 0 0	8,000 6,000 7,000

(1)	The bonus amounts listed for 2004 for Messrs. Lowy and Smith represent special incentive awards related to the successful completion of the sale of Krone.

(2)	Includes bonuses paid to Messrs. Russell, Friel, Walsh, Testa, Lowy and Smith in 2003 under the Company's Key Employee Retention Plan in the amounts of $617,500, $405,000 $162,000, $108,000, $274,500, and $245,000, respectively. The bonus amounts listed for the Named Executives for 2003 also include bonuses of $246,450, $239,940, $88,000, $60,000, $60,000, $358,222 and $123,050, to Messrs. Russell, Friel, Walsh, Novo, Testa, Lowy and Smith, respectively, that were accrued under the Company's Senior Executive Bonus Plan which provides for ordinary course incentive bonuses to be paid to the Company's senior executives.

(3)	Includes bonuses paid for year 2002 of $60,000, $40,000 $40,000 and $60,000, respectively, for each of Messrs. Friel, Walsh, Testa and Lowy under the Company's 2002 Prepetition Retention Plan. Payment of such bonuses was made pursuant to an Order of the Bankruptcy Court under

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11 U.S.C. Sections 105 and 363(b)(1) entered on December 20, 2002. The bonus amounts listed for the Named Executives for 2002 also include bonuses of $192,045, $169,880, $65,000, $66,000, $161,650 and $45,000 to Messrs. Russell, Friel, Walsh, Testa, Lowy and Smith, respectively, that were accrued under the Company's Senior Executive Bonus Plan which provides for ordinary course incentive bonuses to be paid to the Company's senior executives.

(4)	Other annual compensation expense for Messrs. Testa and Smith for 2002 represents relocation expenses.

(5)	The restricted stock amounts include a restricted stock grant that vest with respect to one third of the shares on each of March 19, 2005, 2006 and 2007 (the “restricted shares”) and a restricted stock grant that vests in its entirety on March 19, 2006 (the “emergence shares”). Messrs. Russell, Walsh, Novo, Testa and Friel received restricted shares grants of 513, 825, 617, 833 and 1,167 shares, respectively, and emergence share grants of 40,000, 7,000, 7,000, 0 and 20,000 shares, respectively. Dividends are payable on each of these shares, subject, in the case of the emergence shares, to vesting.

(6)	The amounts reflect an equitable adjustment to the number of each outstanding stock option as a result of the dividend paid on December 27, 2004. The amounts do not reflect any equitable adjustments that may be made to the options as a result of the dividend paid on March 16, 2005.

(7)	Amounts included for Mr. Russell in 2004 include $177,000 vested during the year of a $900,000 excess pension balance pursuant to Mr. Russell's employment agreement, $248,000 vested during the year of Mr. Russell's excess savings component of a SERP pursuant to the KERP, $5,000 payable for life insurance and $16,000 for employer contributions to defined contribution plans. Amounts included for Mr. Lowy in 2004 include $387,000 vested during the year of Mr. Lowy's excess savings component of a SERP pursuant to the KERP and $6,000 for employer contributions to defined contribution plans. Each of the amounts included for Mr. Walsh, Mr. Friel, Mr. Novo, Mr. Testa and Mr. Smith represent employer contributions to defined contribution plans.

(8)	Mr. Novo joined the Company in 2003. For the year 2003 Mr. Novo's bonus includes a $50,000 signing bonus.

(9)	Messrs. Lowy and Smith's employment with the Company ended on May 18, 2004 as a result of the Company's sale of the Krone business.

Option Grants in Last Fiscal Year

       The following table sets forth the stock options granted during 2004 to the Named Executives:

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Grant Date Present Value($)
Richard R. Russell	3,358	2.0%	31.14	3/19/14	43,100
Matthew R. Friel	7,645	4.5%	31.14	3/19/14	98,000
Matthew M. Walsh	5,405	3.2%	31.14	3/19/14	69,300
Robert D. Novo	4,040	2.4%	31.14	3/19/14	51,800
Thomas B. Testa	5,852	3.5%	31.14	3/19/14	75,000

       On December 27, 2004, the Company paid a special dividend of $7.00 per common share. As a result of this special dividend, outstanding stock options were modified pursuant to an equitable adjustment calculation to maintain the aggregate amount of intrinsic value for the options and to ensure the ratio of the exercise price per share to the market value per share was not reduced. The effect of this modification was to increase the number of options granted to the named executives by approximately 16% and reduce the exercise price of the options from $36.00 to $31.14. The amounts above do not reflect any equitable adjustments that may be made to the options as a result of the dividend paid on March 16, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

       The following table sets forth information for each Named Executive with regard to the aggregate stock options held on December 31, 2004, and the value of in-the-money stock options held as of December 31, 2004. No stock options were exercised by Named Executives in 2004.

	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard R. Russell	—	3,358	—	46,200
Matthew R. Friel	—	7,645	—	105,200
Matthew M. Walsh	—	5,405	—	74,400
Robert D. Novo	—	4,040	—	55,600
Thomas B. Testa	—	5,852	—	80,500

(1)	Excess of the value of the underlying securities at December 31, 2004 of $13.76 over the exercise price.

Long-Term Incentive Plans—Awards In Last Fiscal Year

			Estimated Future Profits Under Non-Stock Price-Based Plans($)
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payment	Threshold	Target	Maximum
Thomas B. Testa	(1)	2004–2006	42,800	45,000	67,500

(1)	Mr. Testa was awarded a performance award on March 19, 2004 that is subject to vesting on March 19, 2007, provided that certain performance goals are met. If the performance goals are met, Mr. Testa will be entitled to receive a cash payment based on the achievement level of such performance goals.

2003 Management and Directors Incentive Plan

       As of the Effective Date, the Company adopted the 2003 Management and Directors Incentive Plan. Under the terms of this plan, any full or part-time employee, officer or director of the Company or any of its subsidiaries are eligible to receive incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance share awards (which may be settled in cash), dividend equivalent rights or any “other stock-based awards” (defined to include any awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of our Common Stock). The Compensation Committee has the authority to select participants and determine grants of awards. As of December 31, 2004, there were 748,860 shares of our Common Stock available for issuance under the plan (subject to equitable adjustment in the event of a change in capitalization of the Company). The maximum number of shares with respect to which any awards may be granted during a calendar year to any participant is 100,000. Upon a “change in control” of the Company, unless otherwise determined by the Compensation Committee, each outstanding award shall automatically become fully exercisable.

Performance Plan

       Each of the Named Executives is eligible to participate in the Company's Performance Plan. Under this plan, key employees may be granted annual bonus awards that are payable to the extent that annual Company and individual business performance objectives specified by the Compensation Committee are attained. The Compensation Committee has discretion to establish the amount of such award and to set the incentive targets. With respect to those employees who are “covered employees”

under 162(m) of the Internal Revenue Code, as amended (the “Code”), no annual bonus award under the plan may exceed the lesser of (i) $2,000,000 or (ii) 200% of the base salary of such “covered employee” as in effect on the date that the incentive targets are set. Upon the occurrence of a change in control, the Compensation Committee has discretion to accelerate payment of any outstanding bonus awards.

Pension Plans

       Certain employees, including Messrs. Russell, Friel, Novo, Testa and Walsh, participate in the General Chemical Corporation Salaried Employee's Pension Plan (the “Pension Plan”), a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employee's earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Benefits under this plan were frozen for all employees, effective April 1, 2004.

       In addition, Messrs. Russell, Friel and Walsh participate in an unfunded non-qualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Code. As with the Pension Plan, benefits under this plan were frozen for all employees, effective April 1, 2004.

       Under these plans, the average final recognized compensation for each of the participating individuals is as follows: Mr. Russell, $882,000; Mr. Friel, $477,000; Mr. Walsh $277,000; Mr. Novo, $200,000; and Mr. Testa, $180,000.

       Each of Messrs. Russell, Friel, Walsh and Lowy currently has account balances under the General Chemical Corporation Supplemental Savings and Retirement Plan or the Krone Incorporated Supplemental Executive Retirement Plan (each, a SERP). Pursuant to an Order of the Bankruptcy Court entered on January 21, 2003, the Company adopted the Key Employee Retention Plan (the “KERP”). Under the terms of the KERP, the Company was authorized to protect up to $215,000 of such supplemental retirement plan account balance of certain executive officers, provided that no distribution may be made to any of them prior to the second anniversary of the Company's emergence from Chapter 11. For each of Messrs. Russell, Friel and Walsh, this $215,000 balance includes a pension component. Mr. Friel does not have a vested balance under either the savings or the pension components of the SERP as of December 31, 2004. The supplemental retirement plan account of Mr. Lowy includes only a savings and not a pension component. In connection with the sale of the Krone communications business to ADC Telecommunications, Inc., in May of 2004, Mr. Lowy's SERP balance became fully vested. With respect to Mr. Russell, his SERP balance in excess of $215,000 that is attributable to the savings component of a SERP (including employee contributions, employer matching contributions, and accrued interest) shall be deemed to vest ratably over a four year period commencing on the Effective Date and shall be otherwise paid in accordance with the terms of such SERPs, provided, however, that (i) no such payment shall be made prior to the second anniversary of the Effective Date; during the aforementioned four-year vesting period, the entire excess SERP balance shall accrue interest at the United States Treasury Bill rate; and notwithstanding the foregoing, during the aforementioned four-year vesting period, any non-vested portion of the SERP balance shall vest immediately on the earlier of (x) the date upon which Mr. Russell's employment is terminated for any reason other than for “cause” or such employee terminates such employment for “good reason” as each such term is defined in the KERP or (y) the date upon which the Company's businesses are sold through a single transaction or series of related transactions; and (ii) all portions of such excess amount that is attributable to the pension component of Mr. Russell's SERP ($2,633,897) have been treated as a general unsecured claim under the Plan. Pursuant to an employment letter agreement with Mr. Russell, the Company agreed to restore his excess pension balance in the SERP in the amount of $900,000, which will vest ratably through March 19, 2008. In the event that Mr. Russell terminates employment for any reason, he shall be entitled to be paid the amount that has vested up to the date of termination.

       The following table shows the total estimated annual benefits payable under the Pension Plan and the excess benefit plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.

Pension Plan Table

Average Annual Earnings($)(1)	10 years of Service($)	15 years of Service($)	20 years of Service($)	25 years of Service($)	30 years of Service($)	35 years of Service($)
200,000	40,000	60,000	80,000	100,000	100,000	105,000
300,000	60,000	90,000	120,000	150,000	150,000	157,500
400,000	80,000	120,000	160,000	200,000	200,000	210,000
500,000	100,000	150,000	200,000	250,000	250,000	262,500
600,000	120,000	180,000	240,000	300,000	300,000	315,000
700,000	140,000	210,000	280,000	350,000	350,000	367,500
800,000	160,000	240,000	320,000	400,000	400,000	420,000
900,000	180,000	270,000	360,000	450,000	450,000	472,500
1,000,000	200,000	300,000	400,000	500,000	500,000	525,000
1,100,000	220,000	330,000	440,000	550,000	550,000	577,500
1,200,000	240,000	360,000	480,000	600,000	600,000	630,000
1,300,000	260,000	390,000	520,000	650,000	650,000	681,000

(1)	The years of service recognized under the Pension Plan generally include all service with GenTek and its predecessors. The credited years of service as of December 31, 2004 under the Pension Plan for each of the Named Executives are as follows: Mr. Russell, 27 years; Mr. Friel, 4 years; Mr. Walsh, 8 years; Mr. Novo, 1 year; and Mr. Testa, 13 years.

Key Employee Retention Plan

       Pursuant to the terms of the Key Employee Retention Plan (the “KERP”), certain key employees, including the Named Executives, are entitled to severance benefits. Under the KERP, in the event that a Named Executive's employment is terminated (i) by the Named Executive for “good reason” (as defined in the KERP), (ii) by the Company for any reason other than “cause” (as defined in the KERP) or (iii) either by the Named Executive or the Company for death or “disability” (as defined in the KERP), such Named Executive will receive a lump sum cash payment equal to two times (or in the case of Mr. Russell, three times) the Named Executive's annual salary on the termination date. In addition, the Named Executives will continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) for two years (or in the case of Mr. Russell, for three years).

Employment Letter Agreement with Mr. Russell

       The Company is party to an employment letter agreement with Mr. Russell, its chief executive officer. Pursuant to this agreement, Mr. Russell is entitled to receive an annual base salary of $521,000 and is eligible to participate in the Company's short-term incentive plan, which is based on the Company's performance each calendar year. For the 2004 calendar year, Mr. Russell's short-term incentive plan target was equal to 125% of his annual base salary. In addition, Mr. Russell is entitled to participate in the Company's long-term incentive plan. For the 2004 calendar year, his target award under the long-term incentive was equal to 150% of his annual base salary and included a grant of 40,000 shares of “emergence” restricted stock.

       As noted above, with respect to Mr. Russell's excess pension balance in the SERP, the Company agreed to restore this benefit in the amount of $900,000, which will vest through March 19, 2008. Upon termination of employment for any reason, Mr. Russell is entitled to be paid the amount which has vested up to the date of his departure.

       On November 11, 2004, Mr. Russell's employment letter agreement was amended. Pursuant to the amendment, upon the consummation of a sale of substantially all of the assets and/or Common Stock of the Company (a “Company Sale”) on or prior to June 30, 2005 and provided that Mr. Russell is at that time actively employed by the Company, Mr. Russell's “excess pension balance” (as described above) under the SERP shall become immediately vested and be paid to him in one lump sum within ten business days following such a Company Sale. In addition, within ten business days following such a Company Sale, the Company will pay to Mr. Russell in one lump sum an amount equal to three times the total of Mr. Russell's annual compensation on the termination date with respect to the year in which such termination occurs. In addition, Mr. Russell will continue to be covered under the Company's life, healthcare, medical and dental insurance plans for a period of three years.

       In the event that there is no consummation of a Company Sale on or prior to June 30, 2005, the provisions of the amendment will terminate and be of no further force or effect on June 30, 2005 or, if earlier (and prior to the occurrence of any Company Sale), the date that Mr. Russell's employment with the Company terminates for any reason.

Retention Agreement with Mr. Friel

       The Company entered into a retention agreement with Mr. Friel on August 18, 2004 pursuant to which Mr. Friel was named Executive Vice President—Finance and Business Development. Under the retention agreement, Mr. Friel received a base salary of $310,000 and for 2004 had a target annual bonus of 100% of his base salary. In 2005, Mr. Friel is entitled to participate in the Company's long-term and short-term incentive award plans on the same basis as other executive officers of the Company.

       Effective as of March 31, 2005, Mr. Friel has resigned from the Company. As a result of this resignation, pursuant to the retention agreement with Mr. Friel, he is entitled to receive (i) any severance payments to which he is entitled under the KERP, (ii) a pro rata portion of his full annual bonus for 2005 and full payment of his 2004 to the extent not already paid and (iii) accelerated vesting of a pro rata portion of all equity and deferred compensation awards. All vested options shall remain exercisable for the duration of the original term of the option. In addition, Mr. Friel and his eligible dependents will continue to be covered by all life, health care, medical and dental insurance plans and programs of the Company until March 31, 2007.

Report of the Compensation Committee on Executive Compensation

       The Company's compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”) which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incent these executive officers to achieve GenTek's business objectives, and link management and shareholder interests. To achieve these objectives, the Committee utilizes compensation plans that tie a substantial portion of an executive officer's overall compensation to GenTek's performance. The principal elements of GenTek's executive compensation program consist of base salary, a performance based annual bonus, stock options, restricted shares and other long-term incentive compensation awards. To assist the Committee in establishing these elements, the Committee retained the services of an external compensation professional to provide guidance with respect to comparable positions in the marketplace and current compensation practices. The policies of the Committee with respect to the base salary, annual bonuses and long-term incentive compensation awarded to the Company's senior executive officers, including Mr. Russell, the Company's President and Chief Executive Officer, are discussed below. The current members of the Committee are Kathleen R. Flaherty, Bruce D. Martin and William E. Redmond, Jr.

       Base Salaries. The base salary of each executive is governed by the nature and extent of the executive's responsibilities; the executive's performance during the preceding year; and comparable compensation levels for the executive's peers, both within the Company and in comparable companies. The base salaries of the Company's executive officers other than the President and CEO are established by the President, subject to the review and approval of the Committee.

       Annual Bonus. Pursuant to the terms of the GenTek Inc. Performance Plan, annual cash incentive awards may be payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. For the 2004 fiscal year, awards to corporate executives were based on (a) consolidated EBITDA, (b) consolidated cash flow and (c) pre-established performance goals for each executive officer, where such goals were tailored to the executive's individual role and position.

       Long-Term Incentive Compensation. Under the Plan of Reorganization, members of management were entitled to receive equity awards under the adopted 2003 Management and Directors Incentive Plan. All awards under the Plan are approved by the Committee taking into account such factors as the nature of the participant's responsibilities, the business priorities of the Company and the levels of equity based compensation for the participant's peers both within the Company and at comparable companies. The Company may make grants of stock options or restricted shares to executive officers in order to strengthen the tie between management's compensation opportunity and the shareholders' interest.

       Compliance with Section 162(m). The Committee believes that, unless circumstances warrant an exception, GenTek should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

       Chief Executive Officer's Compensation. The compensation reported for fiscal year 2004 for Mr. Russell, the Company's President and Chief Executive Officer, is consistent with the Company's executive compensation policies. Consequently, the great majority of Mr. Russell's compensation is at risk, dependent upon the Company's performance and the share price of its Common Stock.

•	Base Salary & Bonus. Under the terms of Mr. Russell's employment agreement, he is entitled to a base salary of $521,000. It is the Committee's view that this salary is competitive in the present market place. His annual bonus payment of $736,000 was calculated in the same manner as that of other participants in the Performance Plan. In the 2004 plan year, Mr. Russell received a cash incentive payment of 113.05% of his performance target.

•	Stock Options and Restricted Shares. The stock option grant and the restricted share grant made to Mr. Russell on March 19, 2004, reflected Mr. Russell's responsibilities and his ability to improve the value of the Company's Common Stock. Consistent with stock option and restricted share grants made to other executive officers, this grant is exercisable over a three-year period, with one-third vesting on each of the first, second and third anniversary of the date of grant. Mr. Russell's restricted stock grant also included a grant of emergence shares which vest in its entirety on March 19, 2006.

       Committee Conclusions. Based on the Committee's review of total executive compensation, including all cash and equity components, we find executive compensation to be reasonable.

The Compensation Committee Of the Board of Directors

Kathleen R. Flaherty Bruce D. Martin William E. Redmond, Jr.

Compensation Committee Interlocks and Insider Participation

       In 2004, there were no interlocking relationships existing between the Company's board of directors or compensation committee of any other company.

PERFORMANCE GRAPH

       The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on November 11, 2003 (the first trading day of the Company's Common Stock following the Effective Date) in each of: (i) GenTek Inc. Common Stock, (ii) the Russell 2000 Index, (iii) the Standard & Poor's MidCap Auto Components Index and (iv) the Standard & Poor's SmallCap Chemicals Index.

160.00

150.00

140.00

130.00

120.00

110.00

100.00

90.00

80.00

11/11/2002

12/31/2003

12/31/2004

GenTek (GETI)

S&P 500 Index

S&P SmallCap Auto Components Index

S&P MidCap Auto Components Index

S&P SmallCap Communications Equipment Index

S&P SmallCap Chemicals Index

Russell 2000 Index

GenTek Indexed Performance

	11/11/2003	12/31/2003	12/31/2004
GenTek (GETI)	100.00	99.72	147.02
Russell 2000 Index	100.00	105.57	125.03
S&P 500 Index	100.00	106.53	118.12
S&P MidCap Auto Components Index	100.00	111.27	112.82
S&P SmallCap Auto Components Index	100.00	128.55	95.46
S&P SmallCap Chemicals Index	100.00	114.69	138.00
S&P SmallCap Communication Equipment Index	100.00	101.12	107.45

       We show the Standard & Poor's 500 Composite Index (the “S&P 500 Index”), the Standard & Poor's SmallCap Auto Components Index and the Standard & Poor's SmallCap Communication Equipment Index, which are indices that we have used in prior years, because applicable regulations require these indices to be shown if the graph uses a different index from that used for the graph in the preceding year. As a result of the sale of the Company's Krone communications business in 2004, the Company has determined that the use of Standard & Poor's SmallCap Communication Equipment Index is no longer meaningful. The Company has decided to replace the S&P 500 Index with the Russell 2000 Index because this index is more representative of companies with similar market capitalizations. In addition, the Company has decided to replace the Standard & Poor's SmallCap Auto Components Index with the Standard & Poor's MidCap Auto Components Index because the companies included in the new index better represent the Company's peer companies in this industry.

       In accordance with the rules of the SEC, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table provides, as of March 22, 2005, information regarding the beneficial ownership of our Common Stock by (a) each of our Named Executives, directors and nominees, (b) our directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

       For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

       A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percentage of Class
Samuel R. Shapiro(2)	1,051,681	10.35%
Shapiro Capital Management Company, Inc.(2)	1,051,681	10.35%
John M. Angelo(3)	1,002,616	9.87%
Michael L. Gordon(3)	1,002,616	9.87%
Silver Oak Capital, LLC(3)(4)	912,156	8.98%
Mellon Financial Corporation(5)	784,232	7.72%
Mellon HBV Alternative Strategies LLC(6)	774,432	7.62%
Deutsche Bank AG(7)	749,591	7.38%
Questor Partners Fund II, L.P.(8)	736,746	7.25%
Questor Side-by-Side Partners Fund II, L.P.(8)	736,746	7.25%
Questor Side-by-Side Partners Fund II 3(c)(1), L.P.(8)	736,746	7.25%
Chesapeake Partners Management Co., Inc.(9)	605,886	5.96%
John G. Johnson, Jr.	1,991	*
Dugald K. Campbell	1,991	*
Henry L. Druker(10)	736,746	7.25%
Kathleen R. Flaherty	1,991	*
Bruce D. Martin(3)(11)	0	*
John F. McGovern	1,991	*
William E. Redmond, Jr.	2,241	*
Richard R. Russell	80,718	*
Matthew R. Friel	23,715	*
Matthew M. Walsh	9,535	*
Robert D. Novo	8,894	*
Thomas B. Testa	2,691	*
All directors and executive officers as a group (18 individuals)	887,585	8.74%

(1)	Unless otherwise indicated, the business address for each person or entity listed is 90 East Halsey Road, Parsippany, New Jersey 07054.

(2)	Based solely on the Schedule 13G/A filed with the SEC on March 8, 2005. The principal business address for Mr. Shapiro and Shapiro Capital Management Company, Inc. is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305. One or more of Shapiro Capital Management Company,

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Inc.'s advisory clients is the legal owner of the securities. Shapiro Capital Management Company, Inc. has the authority to authorize the voting and disposition of the shares. Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro Capital Management Company, Inc., in which capacity he exercises dispositive and voting power over the securities reported by Shapiro Capital Management Company, Inc. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. Mr. Shapiro disclaims beneficial ownership of all the securities owned by Shapiro Capital Management Company, Inc.

(3)	Based solely on the Schedule 13D, filed with the SEC on November 20, 2003. Each of Mr. Angelo and Mr. Gordon may be deemed to be the beneficial owner of 1,002,616 shares held for the accounts of Silver Oak Capital, LLC (“Silver Oak”) and AG Capital Funding Partners, L.P. (“AG Capital”). This number includes (A) 90,050 shares held for the account of AG Capital, (B) 908,182 shares held for the account of Silver Oak, (C) 274 shares issuable upon the exercise of Tranche B Warrants held for the account of AG Capital, (D) 136 shares issuable upon the exercise of Tranche C Warrants held for the account of AG Capital, (E) 2,670 shares issuable upon the exercise of Tranche B Warrants held for the account of Silver Oak, and (F) 1,304 shares issuable upon the exercise of Tranche C Warrants held for the account of Silver Oak. Each of Mr. Angelo and Mr. Gordon may be deemed to have shared power to direct the voting and disposition of the 90,460 shares held for the account of AG Capital. In addition, Mr. Angelo and Mr. Gordon may be deemed to have shared power to direct the voting and disposition of the 912,156 shares held for the account of Silver Oak. The principal business address of each of Mr. Angelo, Mr. Gordon and Silver Oak is 245 Park Avenue, New York, New York 10167.

(4)	Based solely on Schedule 13D, filed with the SEC on November 20, 2003. Silver Oak may be deemed to be the beneficial owner of 912,156 shares. This number includes (A) 908,182 shares held for its account, (B) 2,670 shares issuable upon the exercise of Tranche B Warrants held for its account, and (C) 1,304 shares issuable upon the exercise of Tranche C Warrants held for its account.

(5)	Based solely on the Schedule 13G filed with the SEC on February 10, 2005. Mellon Financial Corporation (“Mellon Parent”) is a holding company. Mellon (as defined below) is a direct or indirect subsidiary of Mellon Parent. The beneficially ownership of shares by Mellon is incorporated in the total percent of shares reported as beneficially owned by Mellon Parent. The principal offices of Mellon Parent are located at One Mellon Center, Pittsburgh, Pennsylvania 15258.

(6)	Based solely on the Schedule 13G filed with the SEC on February 10, 2005. Mellon HBV Alternative Strategies LLC (“Mellon”) beneficially owns 774,432 shares. Mellon serves as investment adviser of Mellon HBV Master Rediscovered Opportunities Fund L.P., Mellon HBV Master Multi-Strategy Fund L.P., Axis RDO Ltd. and HFR DS Performance Master Trust (collectively, the “Clients”). None of the Clients individually owns more than 5% but the Clients collectively hold the shares. Mellon has sole voting and dispository power of the shares held by each Client. The principal offices of Mellon are located at One Mellon Center, Pittsburgh, Pennsylvania 15258.

(7)	Based solely on the Schedule 13G filed with the SEC on January 31, 2005. Deutsche Bank AG beneficially owns 749,591 shares. This amount reflects the securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group only of Deutsche Bank AG and its subsidiaries and affiliates. The principal offices of Deutsche Bank AG are located at Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

(8)	Based solely on Schedule 13D filed on November 20, 2003 by Questor Partners Fund II, L.P., (“Questor Partners II”), Questor Side-by-Side Partners II, L.P., (“Questor SBS II”) and Questor Side-by-Side Partners II 3(c)(1), L.P., (“Questor 3(c)(1)”, and together with Questor Partners II and

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Questor SBS II, the “Filing Persons”), certain Questor entities and Questor directors (Jay Alix, Henry L. Druker, James E. Griffin, Jr., Michael Grindfors, John A. Janitz, Albert A. Koch, Michael D. Madden and Wallace L. Rueckel) may be deemed to own beneficially (A) 733,536 shares, (B) 2,157 shares issuable upon exercise of Tranche B Warrants and (C) 1,053 shares issuable upon exercise of Tranche C Warrants. Such Questor entities may be deemed to be acting as a group with regard to the Common Stock that is beneficially owned by the Filing Persons. The principal offices are located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810.

(9)	Based solely on the Schedule 13G/A filed with the SEC on February 14, 2005. Chesapeake Partners Management Co., Inc. (“Chesapeake”) may be deemed to be the beneficial owner of 605,886 shares. This amount consists of (A) 332,148 shares held for the account of Chesapeake Partners Limited Partnership, (B) 254,438 shares held for the account of Chesapeake Partners International Ltd., and (C) 19,300 shares held for the account of Barclays Global Investors Event Driven Fund II. The principal offices of Chesapeake are located at 1829 Reisterstown Road, Suite 420, Baltimore, Maryland 21208.

(10)	The information on Mr. Druker is based solely on the Form 3 filed by Mr. Druker with the SEC on November 20, 2003. Mr. Druker may be deemed to have indirect beneficial interests in a portion of the securities referenced in footnote 8 above as a result of his ownership interests in the Questor Entities (as defined in above mentioned Form 3). Mr. Druker disclaims beneficial ownership of the securities referenced in footnote 8 above except to the extent of his pecuniary interest therein.

(11)	Pursuant to an agreement with Angelo Gordon, Mr. Martin is required to transfer any shares of our Common Stock that he receives to Angelo Gordon.

     * Amount represents less than 1% of our outstanding Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC.

       To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2004, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Plan provided for indemnification agreements by and between the Company and the Company's directors and executive officers. The form of this agreement is filed as an exhibit to the Company's 2003 Form 10-K, filed with the SEC on March 30, 2004.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

       Deloitte & Touche LLP (“Deloitte & Touche”), the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements for the years ended December 31, 2004 and 2003. Upon recommendation of the Audit Committee of the board of directors, the board of directors appointed Deloitte & Touche as the Company's independent auditing firm for the current fiscal year. Set forth below is the total amount billed to us by Deloitte Entities for services performed in 2004 and 2003 and a break down of these amounts by the category of service. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting.

       Audit Fees. Audit fees are fees billed for the audit of our annual consolidated financial statements and for the reviews of our quarterly financial statements submitted on Form 10-Q. Additionally, audit fees include statutory audits, consents and other services related to SEC matters. The aggregate fees billed by the Deloitte Entities for audit services for the years ended December 31, 2004 and 2003 were $2,304,000 and $2,118,000 respectively.

       Audit Related Fees. Audit-related fees principally included fees for employee benefit plan audits, which totaled $208,000 and $147,000 for the years ended December 31, 2004 and 2003, respectively.

       Tax Fees. Tax fees for the years ended December 31, 2004 and 2003 related to services for tax compliance and tax planning and advice, which totaled $596,000 and $549,000 respectively.

       All Other Fees. All other fees paid to the Deloitte Entities were $0 and $457,000 for the years ended December 31, 2004 and 2003, respectively. These fees were for services performed by the Deloitte Entities related to the Company's Chapter 11 proceedings.

       The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence. The Audit Committee's charter also provides that the Company will not hire any Deloitte employee who participated in any capacity in the Company's audit to serve as chief executive officer, chief financial officer, controller, chief accounting officer or other person serving in an equivalent position of the Company within one year prior to the initiation of the audit.

       The Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Management submits a description of the types of services expected to be rendered during the year for each of the four categories of services described above to the Audit Committee for pre-approval, together with budgeted fees for each of the three non-audit services categories. The Audit Committee pre-approves these services and, as applicable, the budgeted fees by category of service. The Audit Committee receives periodic reports from management and the independent auditor on actual fees versus the budget by category of service. The Audit Committee provided its prior approval to all non-audit related services reflected above.

       During the year, circumstances may arise when it may become necessary to engage our independent auditor for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2006 ANNUAL MEETING

       Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act and the Company's Bylaws. In order for a stockholder proposal submitted under Rule 14a-8 to be considered “timely” such proposal must be received by the Company not later than December 7, 2005. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company's Proxy Statement for the 2006 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2006 Annual Meeting of Stockholders (but not included in the Company's Proxy Statement) must be received by the Company by February 20, 2006 in order to be considered timely, subject to additional provisions of the Company's bylaws. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. Proposals should be directed to the attention of the Secretary, GenTek Inc., 90 East

Halsey Road, Parsippany, New Jersey 07054. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

       The board of directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

       No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ANNUAL REPORT

       The Annual Report to Stockholders of the Company for the year ended December 31, 2004 and this proxy statement are being mailed together to all stockholders of the Company of record on March 22, 2005, the record date for voting at the Annual Meeting.

ADDITIONAL INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations. You can also obtain copies of our filings with the SEC on our website at www.gentek-global.com.

       The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you receive multiple copies and wish to only receive a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will send an additional copy to an affected stockholder upon written or oral request by such stockholder. You can notify the Company by sending a written request to, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary. Oral requests may be made by calling (973) 515-3221.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 4, 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

JOHN G. JOHNSON, JR. Chairman of the Board of Directors

Parsippany, New Jersey
April 4, 2005

Appendix 1

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 6, 2005

3:00 p.m., Eastern Time

SHERATON PARSIPPANY HOTEL

199 Smith Road

Parsippany, NJ

GenTek Inc.

90 East Halsey Road

Parsippany, NJ 07054

proxy

This proxy is solicited on behalf of the Board of Directors for use at the 2005 Annual Meeting.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 6, 2005, the undersigned appoints Richard R. Russell, Matthew M. Walsh and Mark J. Connor, or any of them, with full power of substitution, to attend the Annual Meeting of Stockholders of GENTEK INC. on May 6, 2005 (the “Annual Meeting”), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.

Continued on reverse side.

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of three directors: (Class II)	01 John G. Johnson, Jr. 02 Henry L. Druker 03 Richard R. Russell	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted FOR the proposal to elect three Class II directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified; and in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. Receipt of Notice of Annual Meeting and Proxy is hereby acknowledged.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as the name appears on the records of the Company and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).